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                                           Exhibit (21)-2
                                           Commonwealth Edison Company
                                           Form 10-K File No. 1-1839


                              Commonwealth Edison
                          Subsidiaries of the Company
                          ---------------------------
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                                                              State or
                                                            Jurisdiction
                                                             in Which
                                                            Incorporated
                Name                                        or Organized
------------------------------------------------            ------------
Commonwealth Edison Company                                 Illinois
  Commonwealth Edison Company of Indiana, Inc.              Indiana
  ComEd Financing I (Subsidiary Trust)                      Delaware
  ComEd Financing II (Subsidiary Trust)                     Delaware
  ComEd Funding, LLC                                        Delaware
     ComEd Transitional Funding Trust                       Delaware
  Commonwealth Research Corporation                         Illinois
  Concomber Ltd.                                            Bermuda
  Edison Development Company                                Delaware
  Edison Development Canada Inc.                            Canada
     Edison Finance Partnership                             Canada